Finisar Corporation Announces Results for Third Quarter Ended January 31, 2004

SUNNYVALE, CA -- 03/02/2004 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its third quarter ended January 31, 2004.

Finisar plans to review its third quarter results and discuss its current outlook for the balance of the year and next fiscal year during its conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, Tuesday, March 2, 2004. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

Total revenues in the third quarter of fiscal 2004 of $46.4 million were up 9% on a sequential basis from $42.8 million in the second quarter and 20% from $38.7 million in the third quarter of the prior year. Total revenues from the sale of optical subsystems of $40.7 million in the third quarter were up 12% on a sequential basis from $36.4 million in the second quarter and were up 28% from $31.9 million in the third quarter of the prior year. Sales of network test and monitoring systems of $5.7 million in the third quarter were down 11% on a sequential basis from $6.3 million in the second quarter and 17% from $6.8 million in the third quarter of the prior year.

"We saw strong demand within our optical subsystems business last quarter driven by double-digit sequential growth for both LAN/SAN and Metro applications. Based on continuing strength in our incoming orders and backlog we believe that we should see a sequential increase in revenues next quarter, both in optics as well as network tools," said Jerry Rawls, Finisar's President and CEO. "In addition, we expect to pick up two months of operating results from the acquisition of Honeywell's VCSEL Optical Products Business which should add to our top and bottom line."

OPERATING RESULTS

The Company reported a net loss of $15.5 million, or $0.07 per share, for the third quarter of fiscal 2004, compared to a net loss of $32.6 million, or $0.15 per share, in the second quarter and a net loss of $32.8 million, or $0.17 per share, in the third quarter of fiscal 2003.

The Company reported a gross profit of $9.0 million, or 19.4% of revenues, during the third quarter of fiscal 2004, up from a gross profit of $6.1 million, or 14.2% of revenues, in the second quarter and a gross profit of $3.2 million, or 8.2% of revenues, in the third quarter of fiscal 2003. The increase in gross profit from the second quarter was primarily due to the use of material previously classified as slow-moving and obsolete inventory.

Interest expense, net of interest income, of $2.5 million for the third quarter of fiscal 2004 includes a non-cash charge of $1.0 million associated with the amortization of discount on our older convertible notes as well as a full quarter of interest expense associated with the issuance of $150 million in new convertible notes in the second quarter of fiscal 2004.

Amortization of acquired developed technology, amortization of purchased intangibles, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 consist of merger-related costs associated with several acquisitions completed during fiscal years 2001 through 2003.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Operating results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, minority investments, inventory obsolescence, a discount associated with the Company's convertible debt offering in October 2001 and inducements associated with the conversion of a portion of the notes, the loss realized upon the closure of the Company's Demeter Technologies subsidiary and its German facility, and the accelerated depreciation on certain assets to be abandoned in connection with those closures along with other restructuring charges and a non-cash charge associated with the conversion of a portion of the Company's convertible subordinated notes.

The Company reported a non-GAAP gross margin of 22.1% in the third quarter of fiscal 2004, compared to 22.7% in the prior quarter and 22.7% in the third quarter of the prior year. Non-GAAP gross margin compared to the previous quarter and prior year was negatively impacted by lower revenues for network test and monitoring systems which have a higher gross margin than revenues from optical subsystems. Revenues from the sale of network test and monitoring systems as a percent of total revenues declined from 18% in the prior year quarter to 15% in the second quarter of fiscal 2004 and 12% in the current quarter.

The Company reported a non-GAAP pretax loss of $13.0 million in the third quarter compared to a pretax loss of $13.3 million in the prior quarter and a pretax loss of $11.6 million in the third quarter of the prior year. Because the Company does not intend to recognize any further tax benefits until it returns to profitability, the non-GAAP net loss for the third quarter totaled $13.1 million, or $0.06 per share, compared to a non-GAAP net loss of $13.4 million, or $0.06 per share, in the preceding quarter and $11.6 million, or $0.06 per share, in the third quarter of fiscal 2003.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

                             Finisar Corporation
                     Consolidated Statement of Operations
                    (In thousands, except per share amounts)

                                Three Months Ended      Nine Months Ended
                                    January 31              January 31
                                ------------------      -----------------
                                 2004       2003        2004        2003
                                 ----       ----        ----        ----
Revenues
  Optical subsystems and
   components                $  40,741  $  31,929   $ 111,361   $ 103,419
  Network test and
   monitoring systems            5,675      6,818      17,262      23,278
                             ---------  ---------   ---------   ---------
  Total revenues                46,416     38,747     128,623     126,697

Cost of revenues                32,778     30,975     101,281     100,553
Amortization of acquired
 developed technology            4,656      4,598      13,968      17,434
                             ---------  ---------   ---------   ---------
Gross profit (loss)              8,982      3,174      13,374       8,710
                                  19.4%       8.2%       10.4%        6.9%
Operating expenses:
  Research and development      12,849     11,837      47,459      43,347
  Sales and marketing            4,905      3,966      13,762      15,692
  General and administrative     4,517      3,517      12,826      11,700
  Amortization of deferred
   compensation                    115         85        (238)       (467)
  Amortization of goodwill
   and purchased intangibles       143        143         429         615
  Impairment of goodwill and
   intangible assets                 -     10,101           -      10,586
  Restructuring costs           (1,199)     3,056       1,173       4,230
  Other acquisition costs           45        176         239         207
                             ---------  ---------   ---------   ---------
    Total operating expenses    21,375     32,881      75,650      85,910

Loss from operations           (12,393)   (29,707)    (62,276)    (77,200)
Interest income (expense),
 net                            (2,535)    (1,865)    (23,069)     (4,789)
Other income, net                 (572)    (1,211)     (3,707)    (50,865)
                             ---------  ---------   ---------   ---------
Loss before income taxes and
 cumulative effect of an
 accounting change             (15,500)   (32,783)    (89,052)   (132,854)
Provision (benefit) for
 income taxes                       43         31         289         122
                             ---------  ---------   ---------   ---------

Loss before cumulative effect
 of an accounting change       (15,543)   (32,814)    (89,341)   (132,976)
Cumulative effect of an
 accounting change to
 adopt SFAS 142                      -          0           -    (460,580)
                             ---------  ---------   ---------   ---------
Net loss                     $ (15,543) $ (32,814)  $ (89,341)  $(593,556)
                             =========  =========   =========   =========

Loss per share before
 cumulative effect of an
 accounting change           $   (0.07) $   (0.17)  $   (0.42)  $   (0.69)
                             =========  =========   =========   =========
Cumulative per share effect
 of an accounting change
 to adopt SFAS 142           $       -  $       -   $       -   $   (2.37)
                             =========  =========   =========   =========
Loss per share - basic
 and diluted                 $   (0.07) $   (0.17)  $   (0.42)  $   (3.06)
                             =========  =========   =========   =========

Shares used in per-share
 calculation-basic
 and diluted                   219,900    198,224     214,235     194,021

                           Finisar Corporation
                        Consolidated Balance Sheet
                              (In thousands)

                                         January 31, October 31, April 30,
                                             2004       2003       2003
ASSETS                                       ----       ----       ----
 Cash and cash equivalents                $151,194    $163,534    $40,918
 Short-term investments                     75,458      73,259     78,520
 Restricted investments                      9,009      10,190      6,737
 Accounts receivable, trade (net)           29,431      24,317     23,390
 Accounts receivable, other                  6,719       6,767      5,362
 Inventories                                26,729      21,719     36,470
 Prepaid expenses                            2,652       1,762      2,341
 Deferred income taxes                       2,559       3,068      3,324
                                          --------    --------   --------
   Total current assets                    303,751     304,616    197,062
 Property, plant, equipment and
  improvements, net                         95,255      96,725    112,125
 Restricted investments, long-term          10,669      10,669      3,307
 Purchased intangibles, net                 38,513      43,312     52,910
 Goodwill, net                              19,985      19,985     19,838
 Minority investment                        24,601      25,056     28,844
 Other assets                               14,119      13,392      9,520
                                          --------    --------   --------
   Total assets                           $506,893    $513,755   $423,606
                                          ========    ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable                          $21,417     $17,418    $22,872
 Accrued compensation                        3,498       5,358      4,449
 Other accrued liabilities                  12,728       9,797      8,474
 Income tax payable                            602         665        536
 Current portion of other long-term
  liabilities                                2,000       2,000      1,384
 Non-cancelable purchase obligations         7,591       7,549      9,380
                                          --------    --------   --------
   Total current liabilities                47,836      42,787     47,095
 Deferred income taxes                       2,559       3,070      3,324
 Convertible notes                         228,399     227,361     94,023

 Other long-term liabilities                 2,206       2,200      4,184

 Common stock                                  222         219        207
 Additional paid-in capital              1,258,140   1,255,368  1,219,424
 Notes receivable from stockholders           (574)       (753)    (1,077)
 Deferred stock compensation                  (296)       (447)    (1,045)
 Accumulated other comprehensive income      1,112       1,118        841
 Accumulated deficit                    (1,032,711) (1,017,168)  (943,370)
                                          --------    --------   --------
   Total stockholders' equity              225,893     238,337    274,980
                                          --------    --------   --------
 Total liabilities and
  stockholders' equity                    $506,893    $513,755   $423,606
                                          ========    ========   ========
The following non-GAAP financial results for the three and nine month periods ended January 31, 2004, and January 31, 2003, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company's Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company's Demeter Technologies subsidiary, the write-off of minority investments, amortization of the discount on the issuance of convertible debt and the non-cash charge associated with the conversion of a portion of convertible securities into equity. A reconciliation of these results to what is reported under GAAP is also included.
                               Finisar Corporation
                  Non GAAP Consolidated Statement of Operations
                     (In thousands, except per share amounts)

                             ---------------------   ---------------------
                               Three Months Ended       Nine Months Ended
                                   January 31              January 31
                             ---------------------   ---------------------
                                2004        2003        2004        2003
                             ---------   ---------   ---------   ---------
Revenues
  Optical subsystems
   and components            $  40,741   $  31,929   $ 111,361   $ 103,419
  Network test
   and monitoring systems        5,675       6,818      17,262      23,278
                             ---------   ---------   ---------   ---------
      Total revenues            46,416      38,747     128,623     126,697

Cost of revenues                36,169      29,947      97,669      95,009
                             ---------   ---------   ---------   ---------

Gross profit                    10,247       8,800      30,954      31,688
                                  22.1%       22.7%       24.1%       25.0%
Operating expenses:
  Research and development      12,849      11,837      40,576      43,347
  Sales and marketing            4,905       3,966      13,762      15,692
  General and administrative     3,674       3,517      11,227      11,700
                             ---------   ---------   ---------   ---------
      Total operating
       expenses                 21,428      19,320      65,565      70,739

Loss from operations           (11,181)    (10,520)    (34,611)    (39,051)
Interest income (expense),
 net                            (1,447)       (644)     (3,130)     (1,267)
Other income (expense), net       (396)       (426)       (985)       (922)
                             ---------   ---------   ---------   ---------
Loss before income taxes       (13,024)    (11,590)    (38,726)    (41,240)
Provision for income taxes          43          31         289         122
                             ---------   ---------   ---------   ---------

Net loss                     $ (13,067)  $ (11,621)  $ (39,015)  $ (41,362)
                             =========   =========   =========   =========

Net income loss per share
 - basic and diluted         $   (0.06)  $   (0.06)  $   (0.18)  $   (0.21)
                             =========   =========   =========   =========

Shares used in per-share
 calculation - basic           219,900     198,224     214,235     194,021

The above pro forma results
 exclude the following items
 which are included in the
 company's operating results
 when presented in accordance
 with generally accepted
 accounting principles
 (GAAP):
  Inventory write off net
   of sales of inventory
   previously written off    $  (3,391)  $   1,028   $   2,424   $   5,544
  Charge for rework material         -           -       2,906           -
  Final settlement of vendor
   materials liability               -           -      (1,718)          -
  Amortization of acquired
   developed technology          4,656       4,598      13,968      17,434
  Amortization of deferred
   compensation                    115          85        (238)       (467)
  Amortization of purchased
   intangibles                     143         143         429         615
  Impairment of goodwill
   and intangible assets             -      10,101           -      10,586
  Costs for reduction in
   force                            93       3,056         281       4,230
  Other acquisition costs           45         176         239         207
  Non-employee option
   expense                           -           -         891           -
  Other than temporary
   decline in value of
   investment in Ciena
   stock                          (278)          -         250           -
  Minority investment write
   off                             454         252       2,558      12,571
  Amortization of discount on
   convertible notes             1,038       1,221       9,126       3,522
  Cost from sale of Sensors          -           -           -      36,839
  Closure of Demeter            (1,199)        533       6,608         533
  Closure of German facility         -           -       1,125           -
  Debt extinguishment costs          -           -         (86)          -
  Debt conversion costs             50           -      10,813           -
  Settlement of claim              750           -         750           -
  Cumulative effect of an
   accounting change to
   adopt SFAS 142                    -           -           -     460,580
                             ---------   ---------   ---------   ---------
GAAP net loss                $ (15,543)  $ (32,814)  $ (89,341)  $(593,556)
                             =========   =========   =========   =========

Contact:
Steve Workman
Senior VP Finance, Chief Financial Officer
408-548-1000

Shelby Palmer
Investor Relations
408-542-5050
investor.relations@finisar.com